Exhibit 99.2

Created by Nature, Perfected by Science January 2013

Safe Harbor Statement 2 This presentation contains forward-looking statements that are based on the beliefs of Scio Diamond’s management and reflect Scio’s current expectations and projections about future results, performance, prospects and opportunities. Scio has tried to identify these statements by using words such as “anticipate,” believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “potential,” “should,” “will,” “will be,” “would” and similar expressions, but this is not an exclusive way of identifying such statements. Investors are cautioned that all forward-looking statements contained herein speak only as of the date of this presentation and involve risks and uncertainties that could cause Scio’s actual results, performance and achievements to differ materially from those expressed in these forward-looking statements, including, without limitation, the impact of the current challenging global economic conditions and recent financial crisis; the development of the market for cultured diamonds; competition; Scio’s ability to raise the capital required for research, product development, operations and marketing; anticipated dependence on material customers and material suppliers. For a detailed discussion of factors that could affect Scio’s future operating results, investors should see disclosures under “Risk Factors” in the company’s applicable filings with the US Securities and Exchange Commission. These factors should be considered carefully and investors should not rely on any forward-looking statements contained herein, or that may be made elsewhere from time to time by Scio or on Scio’s behalf. Scio undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law.

CORPORATE BACKGROUND 3

Background We grow diamond! 2011: Scio purchased proprietary diamond-growing equipment and IP from Apollo Diamond Mid-2012: Scio installed the equipment in Greenville, SC Late-2012: Production ramp Scio’s primary market today: precision cutting applications 4

5 Scio Diamond Technology Corporation

Management Team Steve Kelley, Chief Executive Officer Mr. Kelley has nearly 20 years of leadership experience in technology businesses, most recently as Chief Operating Officer and Executive Vice President of Cree, Inc., a worldwide leader in LED, silicon carbide and gallium nitride technologies. At Cree, Mr. Kelley was responsible for worldwide production, licensing, technology development and the chips/materials business. Prior to Cree, Mr. Kelley was a Vice President with Texas Instruments, Inc., where he led the turnaround of a large business unit, and a Senior Vice President with Philips Semiconductors, where he grew sales and profits at a variety of small and large businesses. Mr. Kelley has a BS ChE from the Massachusetts Institute of Technology and a JD from Santa Clara University. Michael McMahon, Chief Operating Officer Mr. McMahon has 35 years of executive experience in operations and business development of Fortune 100 companies such as Fluor and Jacobs Engineering. Throughout his career he was responsible for over $19 billion of engineering, construction, startup and commissioning of facilities worldwide primarily serving clients in the high tech industry, DoE, and DoD. He has successfully led project turnarounds, business development, process controls and improvements, startups, joint ventures, mergers and acquisitions, and profit improvement initiatives. Mr. McMahon has a BS from the University of Cincinnati. Jonathan Pfohl, Chief Financial Officer Mr. Pfohl has more than 25 years of leadership experience in the wireless industry, including roles as CEO of Wireless Express; CFO of Main Street Broadband; CFO of Movida Cellular; and VP, Finance of AirGate PCS, Inc. He has broad and deep experience in funding, planning, SEC reporting, business development and expense control for small to mid-sized companies. Mr. Pfohl has a BS-Management and an MBA-Finance from the State University of New York at Buffalo. 6

TECHNOLOGY 7

Overview Scio diamonds are manufactured using a Chemical Vapor Deposition (CVD) process well-understood technology widely employed in the electronics and materials industries 8

CVD Diamond Growing Process 9 Plasma Cloud Diamonds Pedestal Place diamond seeds on pedestal. Depressurize chamber. Inject starting gases into chamber. Heat until electrons separate from nuclei, forming plasma. Let it rain. Freed carbon precipitates out of plasma cloud and is deposited on wafer seeds. Let it grow. Wafer seeds gradually become diamond mini-crystals. Remove diamond crystals. Slice and shape for use in industrial/commercial applications, or gemstones.

10 Scio Diamond Characteristics Diamond Type: Size: Impurities: Structures: Single Crystal Up to 1”x1” square Up to 0.20” thick Nitrogen and other impurities tightly controlled Lower stress in the crystal lattice – leads to greater strength and hardness

11 Scio Competitive Advantages Process to grow single crystal diamond of superior quality and strength Scalable process – Multiple diamonds grow at the same time, in the same chamber Significant and growing intellectual property portfolio

Patent and Trade Secret Protection Scio Patents 20 US patents, 6 foreign patents 19 US and 17 Foreign patent applications in-process Trade Secrets Proven recipes for mass production of industrial diamonds and gemstones 12

2013-14 Production Initiatives Productivity Improvements Improved yields Increased grower uptime New technology Larger seeds Larger pedestals Additional diamond-growing machines 13

FUTURE OPPORTUNITIES 14

Gemstone Opportunities Scio-created diamonds are real diamonds Grown in a machine instead of in the earth Features of Scio-created diamond gemstones Perfection and Scalability - stones of same size and color Pink diamond capability Environmentally friendly alternative to mined diamonds No “conflict diamond” concerns 15

Industrial Opportunities Quantum Computing / Encrypted Communication Molecular Resolution MRI Laser Scalpel Semiconductor Substrate Water Purification High Power Laser and other defense and energy applications 16

Investment Highlights Scio Diamond in full production mode Strong customer demand Scio IP well-protected Scio diamond the best choice for many precision cutting applications Stronger, harder and longer-lasting diamond 17

18 Investment Highlights (cont.) Scio’s diamond creation process scaling well Modest capital investment Low labor intensity Increasing volume driving higher gross margins Multiple application segments will drive future growth Precision cutting Gemstones Other industrial Limited number of competitors

Scio – Revenue Starting to Ramp 19

Contact Information Steve Kelley, CEO Scio Diamond Technology Corporation 411 University Ridge Rd. Greenville, SC 29601 Phone: (864) 751-4880 Email: skelley@sciodiamond.com www.sciodiamond.com OTCBB: SCIO.BB